Exhibit 99.1

B. Riley Financial Announces Notification of Delinquency with Nasdaq

LOS ANGELES, March 22, 2024 – B. Riley Financial, Inc. (Nasdaq: RILY) (the “Company”) announced it received an expected delinquency notification letter from Nasdaq on March 18, 2024 which indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the delayed filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”). The Nasdaq Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC"). This notification has no immediate effect on the listing of the Company’s securities on Nasdaq.

As described in the Company’s Form 12b-25 Notification of Late Filing filed on February 29, 2024, and subsequent Form 8-K filed on March 15, 2024, the delay in filing the Company’s Annual Report resulted from the dedication of time and resources expended related to the review of the Company’s transactions with Brian Kahn by the Audit Committee of the Company’s Board of Directors, with the assistance of outside counsel.

The Company’s Board of Directors issued a statement on February 22, 2024 with respect to its review of these matters which affirmed that the Company and its executives, including Bryant Riley, had no involvement with, or knowledge of, any of the alleged misconduct concerning Brian Kahn and Prophecy Asset Management LP.

Nasdaq has informed the Company that it must submit a plan within 60 calendar days, or by May 17, 2024, to address how it intends to regain compliance with Nasdaq’s listing rules. If accepted, Nasdaq can grant an exception of up to 180 calendar days from the filing’s due date, or until September 11, 2024, to regain compliance.

As previously disclosed, the Company continues to work productively with its auditors in an effort to complete and file its Annual Report as soon as reasonably practicable. The Company will take the necessary steps to regain compliance with the Nasdaq listing rules as soon as possible.

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today's date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2022 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in the Company’s Annual Report on Form 10-K for the year ended 2023. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

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Contact

Investors

Mike Frank

ir@brileyfin.com

(212) 409-2424

Media

Jo Anne McCusker

press@brileyfin.com

(646) 885-5425

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	2